Exhibit 10.12

Schedule “A”

Form of Stock Option Agreement

OPTION AGREEMENT

PURSUANT TO THE BREATHE BIOMEDICAL INC. EQUITY INCENTIVE PLAN

This agreement (“Agreement”) is effective as of ●, 20● between Breathe Biomedical Inc. (the “Company”) and ● (the “Optionee”).

Preliminary Statement

The Board hereby grants this stock option (the “Option”) as of ● (the “Grant Date”), pursuant to the Breathe Biomedical Inc. Equity Incentive Plan (as in effect from time to time, the “Plan”), to purchase Optioned Shares, to the Optionee. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Optionee. By signing and returning this Agreement, the Optionee acknowledges having received and read a copy of the Plan, including the early termination provisions set out in Article 7, and agrees to comply with it, this Agreement and all applicable laws and regulations.

[The Option is a Non-Qualified Stock Option and is not intended to qualify under Code Section 422.] OR [The Option is an Incentive Stock Option and is intended to qualify under Code Section 422.]

Accordingly, the parties hereto agree as follows:

1.	Contractual Arrangements. The grant of Options evidenced by this Agreement represents a portion of ● Options reserved for issuance to you upon the terms and conditions set forth in your [employment/services] agreement dated ●.

2.	Common Shares Subject to Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, and in consideration of services provided by the Optionee to the Company or any of its Affiliates, the Option entitles the Optionee to purchase from the Company, upon exercise, ● Optioned Shares at the Option Price of $● per Optioned Share at the times set forth in Section 3 below.

3.	Vesting and Exercise. The Option shall vest and become exercisable over ● years, ● of which will vest after ●, and the remainder which will vest in ● equal monthly installments thereafter, provided, with respect to each vesting date, that the Optionee has not experienced a Termination Date prior to such date. There shall be no proportionate or partial vesting in the periods prior to each applicable vesting date.

4.	Option Term. The term of the Option shall be until the tenth (10th) anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”). Upon the Expiration Date, the Option shall be canceled for no consideration and no longer be exercisable. The Option is subject to termination prior to the Expiration Date to the extent provided in Article 7 of the Plan.

5.	Provisions of the Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control.

6.	Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included.

7.	Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.	Financial, Legal and Tax Advice. The Optionee acknowledges that he or she has had the opportunity to consult with his or her own financial, legal and tax advisors with respect to participation in the Plan and the receipt of Options hereunder.

9.	Privacy. The Optionee agrees to provide the Company with all information (including personal information) required by the Company to administer the Plan. The Optionee acknowledges that such information may be disclosed to the Board or such officers, employees or other persons involved in the administration of the Plan and hereby consents to such disclosure.

10.	Language Consent. The Company and the Optionee acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English only. Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé que cette convention ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente soient rédigés en anglais uniquement.

11.	Company Policies. The Optionee agrees, in consideration for the grant of this Award, to be subject to any compensation, clawback, recoupment or similar policies of the Company or its Affiliates covering the Optionee that may be in effect from time to time, whether adopted before or after the Grant Date, and (ii) to such other clawbacks as may be required by applicable law, regulation or exchange listing standard ((i) and (ii) together, the “Clawback Provisions”). The Optionee understands that the Clawback Provisions are not limited in their application to this Award, or to equity or cash received in connection with this Award. In addition, in consideration for the grant of this Award, the Optionee agrees to be subject to any policies of the Company and its Affiliates regarding securities trading, and hedging or pledging of securities that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

BREATHE BIOMEDICAL INC.

By:
Name:
Title:

I agree to the terms and conditions set out herein and confirm and acknowledge that I have not been induced to enter into this Agreement or acquire any Option or Common Shares by expectation of employment or engagement or continued employment or engagement with the Company or any of its Affiliates. I confirm and acknowledge that I have received and reviewed a copy of the Plan and that I understand and accept its terms and provisions, including the early termination provisions set out in Article 7 of the Plan that provide that my Options may be forfeited for no consideration upon various events of termination, including a termination with or without Cause.

I agree to provide the Company with all information (including personal information) required by the Company to administer the Plan. I consent to the Company and any of its Affiliates sharing and exchanging my information held in order to administer and operate the Plan (including personal details, data relating to my participation, salary, taxation and employment and sensitive personal data, including data relating to physical or mental health, criminal conviction or the alleged commission of offences) (“my Information”) and providing the Board, the Company’s and/or any of its Affiliates’ agents, officers, employees and/or third parties with my information for the administration and operation of the Plan. I acknowledge that the collection, processing and transfer of my Information is important to the Plan administration and that failure to consent to same may prohibit participation in the Plan or my receipt of the Option.

Optionee Signature

Optionee Name (please print)

CHECK THE BOX BELOW, IF APPLICABLE:

☐	I am a U.S. Taxpayer, and I understand that the provisions of the Plan specific to U.S. Taxpayers and to the application of the Code shall apply to the Option granted to me hereunder. [Without limitation, I understand that the Option is a Non-Qualified Stock Option, no portion of which is intended to qualify as an “incentive stock option” under Code Section 422.] OR [Without limitation, I understand that the Option is intended to qualify as an Incentive Stock Option under Code Section 422, but, if and to the extent disqualified, will be treated as a Non-Qualified Stock Option.]